EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (Registration No. 333-103673) and on Form S-3 (Registration No. 333-116754) of East Penn Financial Corporation of our report dated February 11, 2006, relating to the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.



                                                    /s/ BEARD MILLER COMPANY LLP


Beard Miller Company LLP
Allentown, Pennsylvania
March 27, 2006